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EXHIBIT 10.1


                AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

         This Amendment No. 2 to Securities Purchase Agreement (this "SPA AMENDMENT") is dated effective as of March 6, 2009, among Integrated Healthcare Holdings, Inc., a Nevada corporation (the "COMPANY"), Kali P. Chaudhuri, M.D., an individual ("INVESTOR"), and William E. Thomas, an individual ("THOMAS"). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the SPA (as defined below).

                                 R E C I T A L S

         WHEREAS, the parties entered into a Securities Purchase Agreement on July 18, 2008 and then entered into Amendment No. 1 to Securities Purchase Agreement on January 30, 2009 (the Securities Purchase Agreement, as amended by Amendment No. 1 to Securities Purchase Agreement, the "SPA").

         WHEREAS, Section 4.9 of the SPA describes certain pre-emptive rights granted by the Company to Investor and Thomas, which pre-emptive rights were clarified in Amendment No. 1 to Securities Purchase Agreement and remain in full force and effect.

         WHEREAS, the parties desire to revise Section 4.9 to further clarify their intentions with respect to those pre-emptive rights.

                                A G R E E M E N T

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this SPA Amendment and the SPA, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. The defined term "Agreement" is hereby amended and restated in its entirety as follows:

                           "AGREEMENT" means the SPA, as amended by the SPA
                  Amendment and Amendment No. 2 to Securities Agreement among the parties hereto, and as further amended from time to time in accordance with Section 6.4.

         2. Section 4.9 is hereby amended and restated in its entirety as follows:

                           4.9 PRE-EMPTIVE RIGHTS. Effective July 18, 2008, the
                  Company hereby grants to Investor and Thomas pre-emptive rights with respect to issuances, on or after July 18, 2008, by the Company of its equity securities or securities or rights convertible into or exercisable for equity securities (other than issuances of Additional Shares, SPR Shares, or shares of Common Stock issued on July 18, 2008 upon exercise of the Exercised Warrants), where issuance of those securities or rights would result in (a) dilution of Investor's or Thomas's beneficial


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                  ownership (as calculated by Investor or Thomas for purposes of
                  Section 13(d) of the Exchange Act) of the Common Stock of the Company on a fully-diluted basis taking into account all Common Stock Equivalents (each a "POST-TRANSACTION
                  PERCENTAGE") to less than his respective beneficial ownership of the Common Stock of the Company on a fully-diluted basis taking into account all Common Stock Equivalents immediately prior to the consummation of the proposed issuance (each a "PRE-TRANSACTION PERCENTAGE") and/or (b) dilution of Investor's or Thomas's ownership of outstanding voting shares of the Company to less than the greater of (i) 51.0% and 5.0%, respectively, of the outstanding voting shares of the Company and (ii) his respective percentage ownership of the outstanding voting shares of the Company prior to the issuance (each of (i) and (ii), a "VOTING THRESHOLD"). Each time the Company proposes to issue or offer any shares of, or securities or rights convertible into or exercisable for any shares of, any class of the Company's equity securities (the "NEW SHARES") that would reduce Investor's or Thomas's Post-Transaction Percentage to below his respective Pre-Transaction Percentage and/or would reduce Investor's or Thomas's percentage ownership of voting shares below one of his respective Voting Thresholds, the Company shall first make a written offer (the "OFFER NOTICE") to Investor and Thomas of such portion of the New Shares that would maintain Investor's and Thomas's Post-Transaction Percentage at a minimum of their respective Pre-Transaction Percentage and would maintain Investor's and Thomas's ownership of voting shares at or above their respective Voting Thresholds (the "PRO RATA SHARE"). The Offer Notice would state the Company's (A) bona fide intention to issue or offer the New Shares, (B) the identity of the Person(s) to whom the New Shares are to be issued or offered,
                  (C) the number of New Shares to be issued or offered, and (D) the price and terms upon which it proposes to issue or offer the New Shares. Investor and/or Thomas may, by written notice to the Company delivered within thirty (30) days of their respective receipt of the Offer Notice, elect to purchase, at the price and on the terms specified in the Offer Notice, up to the Pro Rata Share. The closing of the sale of such portion of the Pro Rata Share as Investor and/or Thomas elect to purchase shall occur simultaneously with the issuance or sale of the New Shares to other Person(s) identified in the Offer Notice, no earlier than forty-five (45) days following Investor's and Thomas's receipt of the Offer Notice (unless a shorter period of time is agreed to by Investor and Thomas in their sole discretion), and the Pro Rata Share shall be priced equal to the lowest price paid by any of the other Person(s) identified in the Offer Notice, including any who may be receiving or purchasing New Shares by virtue of similar pre-emptive or other purchase rights. If the Company does not consummate the issuance or sale of the New Shares within sixty
                  (60) days following Investor's and Thomas's receipt of the Offer Notice, then the New Shares shall not be offered, issued or sold unless again offered to Investor and Thomas in accordance with this Section 4.9. Effective July 18, 2008, the pre-emptive rights contained in this Section 4.9 shall supersede and replace the pre-


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                  emptive rights contained or incorporated by reference in the
                  Rescission Agreement. For the avoidance of doubt, the parties acknowledge and agree that unless and until this Section 4.9 is specifically terminated in a writing signed by Investor and Thomas that explicitly refers to and provides for the termination of this Section 4.9, this Section 4.9 shall survive each Closing and the Outside Date, regardless of whether any Additional Shares or SPR Shares are purchased by Investor and notwithstanding any other termination, expiration or lapse of this Agreement or the Purchase Right. The parties further acknowledge and agree that neither Investor nor Thomas is obligated to exercise his respective pre-emptive rights in full or in part as to any or all proposed issuances by the Company, and that no failure on the part of Investor or Thomas to exercise his respective pre-emptive rights in full or in part as to any proposed issuance by the Company shall be a waiver of or preclude exercise of his respective pre-emptive rights as to any other proposed issuances by the Company.

         3. Section 6.17 is hereby deleted. In lieu of adopting a replacement to
Section 6.17, the parties hereby acknowledge that except as specifically amended by Amendment No. 1 to Securities Purchase Agreement or by this SPA Amendment, all terms, conditions, covenants, representations and warranties contained in the Securities Purchase Agreement dated as of July 18, 2008 remain in full force and effect.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

                                            INTEGRATED HEALTHCARE HOLDINGS, INC.


                                            By: /s/ Ken Westbrook
                                                --------------------------------
                                                Name: Ken Westbrook
                                                Title: President and CEO



                                            INVESTOR


                                            /s/ Kali P. Chaudhuri, M.D.
                                            ------------------------------------
                                            Kali P. Chaudhuri, M.D.



                                            THOMAS



                                            /s/ William E. Thomas
                                            ------------------------------------
                                            William E. Thomas


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